VERTICAL CAPITAL INCOME FUND

PROVASI CAPITAL PARTNERS LP

DEALER MANAGER AGREEMENT

VERTICAL CAPITAL INCOME FUND

PROVASI CAPITAL PARTNERS LP

DEALER MANAGER AGREEMENT

TABLE OF CONTENTS

Page

1.	Description of Shares	1
2.	Representations, Warranties and Agreements of the Fund	1
3.	Grant of Authority to the Dealer Manager	2
4.	Compensation and Fees	3
5.	Covenants of the Fund	3
6.	Representations and Warranties of the Dealer Manager	5
7.	Covenants of the Dealer Manager	5
8.	Indemnification	6
9.	Representations and Agreements to Survive Delivery	8
10.	Termination	8
11.	Notices	8
12.	Parties; Assignment	9
13.	Relationship	9
14.	Effective Date	9
15.	Entire Agreement, Waiver	9
16.	Privacy	9
17.	Anti-Money Laundering Provision	9
18.	Severability	10
19.	Governance	10
20.	Acceptance	10

PROVASI CAPITAL PARTNERS LP

DEALER MANAGER AGREEMENT

RE: VERTICAL CAPITAL INCOME FUND

Provasi Capital Partners LP

14675 Dallas Parkway, Suite 600

Dallas, TX 75254

Ladies and Gentlemen:

The undersigned, Vertical Capital Income Fund (the "Fund"), a Delaware statutory trust, is conducting a continuous offering (the "Offering") of its Class A, Class C, Class I and Class L shares of beneficial interest (collectively, the "Shares"). The Fund desires for you, Provasi Capital Partners LP (the "Dealer Manager" or "you"), to act as its Dealer Manager in connection with the offer and sales of the Shares to the public in the Offering. In connection with the sales of Shares, the Fund hereby confirms its agreement with you, as Dealer Manager, as follows:

1.	Description of Shares.

Except as described in the Prospectus (as defined below) or in Section 4 hereof, the Shares are to be sold at the net asset value per share of the relevant share class, plus the applicable sales load.

2.	Representations, Warranties and Agreements of the Fund. The Fund represents and warrants to and agrees with you that:

(a)	The Fund has prepared and filed with the Securities and Exchange Commission (the "SEC") a registration statement (Registration Nos. 333-208597 and 811-22554) that has become effective for the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), the Investment Company Act of 1940, as amended (the "1940 Act"), and the applicable rules and regulations of the SEC promulgated under the Securities Act and 1940 Act (the "Rules and Regulations"). In this Agreement, (i) the Fund's registration statement, as amended or supplemented, is referred to as the "Registration Statement"; (ii) the Fund's prospectus, as amended or supplemented, is referred to as the "Prospectus"; and (iii) the Fund's Statement of Additional Information, as amended or supplemented, is referred to as the "SAI."
(b)	As of the effective date of this Agreement, the Registration Statement, including any financial statements contained therein: (i) complies with the Securities Act, the 1940 Act and the Rules and Regulations; and (ii) does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding anything contained herein to the contrary, the Fund's representations in this Section 2(b) will not extend to such statements contained in or omitted from the Registration Statement, that are primarily within the knowledge of the Dealer Manager and are based upon information furnished by the Dealer Manager in writing to the Fund specifically for inclusion therein.
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(c)	No order preventing or suspending the use of the Prospectus has been issued and no proceedings for that purpose are pending, threatened or, to the knowledge of the Fund, contemplated by the SEC; and, to the knowledge of the Fund, no order suspending the offering of the Shares in any jurisdiction has been issued and no proceedings for that purpose have been instituted or threatened or are contemplated.
(d)	The Shares have been duly authorized and, when issued and sold as contemplated by the Registration Statement and the Fund's organizational documents, upon payment therefor as provided in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Registration Statement.
(e)	The Fund was duly formed under the laws of the State of Delaware and is validly existing as a statutory trust in good standing under the laws of Delaware with full power and authority to own its properties and conduct its business as described in the Registration Statement.
(f)	The Fund intends to use the funds received from the sale of the Shares as set forth in the Registration Statement.
(g)	The Fund has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity provisions contained in Section 8 of this Agreement may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors' rights generally or by equitable principles relating to the availability of remedies.
(h)	The execution and delivery of this Agreement, the consummation of the transactions contemplated herein and compliance with the terms of this Agreement by the Fund will not conflict with or constitute a default or violation under any agreement and declaration of trust, bylaw, contract, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Fund, except to the extent that the enforceability of the indemnity provisions contained in Section 8 of this Agreement may be limited under applicable securities law and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors' rights generally or by equitable principles relating to the availability of remedies.
(i)	No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Fund of this Agreement or the issuance and sale by the Fund of the Shares, except as may be required under the Securities Act and the Rules and Regulations thereunder, by the Financial Industry Regulatory Authority ("FINRA") or under applicable state securities laws.
3.	Grant of Authority to the Dealer Manager.
(a)	Based on the representations and warranties contained in this Agreement, and subject to the terms and conditions set forth in this Agreement, the Fund appoints you as the Dealer Manager for the Fund during the Offering Period (as defined in Section 3(b)). As the Dealer Manager,
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you agree to use your best efforts to effect sales of the Shares on the terms and conditions described herein and in the then-current Prospectus. More particularly, without limitation of the generality of the foregoing, you will, and you will cause your personnel to:

i.	Diligently promote the marketing and sale of the Shares to financial intermediaries, the media, and other third parties (collectively, "Marketing Recipients") and cooperate with the Fund in doing so;
ii.	Fully understand the Shares and terms of the Offering;
iii.	Distribute sales information, literature, advertising materials and general information concerning the Shares as directed by the Fund;
iv.	Furnish to the Fund such reports, market data and other information concerning marketing efforts as from time to time may be reasonably requested by the Fund;
v.	Promptly forward to the Company copies of all inquiries and relevant correspondence received by you or your personnel regarding the Offering or the Fund;
vi.	Fully comply with all state and federal securities laws and regulations;
vii.	Maintain proper FINRA licensing required to perform all duties contemplated under this Agreement; and
viii.	Maintain a complete and accurate record of all sales-related activity, and furnish the same to the Fund upon request.
(b)	The "Offering Period" shall mean that period during which Shares may be offered for sale, commencing on the effective date of this Agreement, during which period offers and sales of the Shares shall occur continuously in the jurisdictions in which the Shares are registered or qualified or exempt from registration (as confirmed in writing by the Fund to the Dealer Manager) unless and until the Offering is terminated, provided that the Dealer Manager will suspend or terminate marketing Shares upon request of the Fund at any time and will resume marketing Shares upon subsequent request of the Fund. The Offering Period shall in all events terminate upon the sale of all of the Shares. Upon termination of the Offering Period, the Dealer Manager's appointment and this Agreement shall terminate without obligation on the part of the Dealer Manager or the Fund except as set forth in this Agreement.
4.	Compensation. As Dealer Manager, you shall receive compensation from the sales loads paid by purchasers of Shares, as described in the then-current Prospectus and that certain Service Agreement between the Dealer Manager and Northern Lights Distributors, LLC, underwriter of the Fund.

5.	Covenants of the Fund. The Fund covenants and agrees with the Dealer Manager that the Fund will:

(a)	At no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Prospectus, including all amendments, supplements and exhibits thereto, as the Dealer Manager may reasonably request. The Fund will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the offering of the Shares of: (i) the Prospectus, including any amendments and supplements thereto, and (ii) this Agreement.

(b)	Prepare and file (or cause to be filed) with the appropriate regulatory authorities, on behalf of and at no expense to the Dealer Manager, the printed sales literature or other materials
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authorized by the Fund to be used in the Offering ("Authorized Sales Materials"). In addition, the Fund will furnish the Dealer Manager and others designated by the Dealer Manager, at no expense to the Dealer Manager, with such number of printed copies of Authorized Sales Materials as the Dealer Manager may reasonably request.

(c)	Furnish such information and execute and file such documents as may be necessary for it to qualify the Shares for offer and sale under the securities laws of such jurisdictions as the Dealer Manager may reasonably designate and will file and make in each year such statements and reports as may be required. The Fund will furnish to the Dealer Manager upon request a copy of such papers filed by the Fund in connection with any such qualification.

(d)	(i) File every amendment or supplement to the Prospectus, SAI or Registration Statement that may be required by the SEC or any state securities administration and (ii) if at any time the SEC shall issue any stop order suspending the effectiveness of the Prospectus, SAI or Registration Statement or any state securities administration shall issue any order or take other action to suspend or enjoin the sale of the Shares, it will promptly notify the Dealer Manager.

(e)	(i) Promptly notify the Dealer Manager if, at any time when the Prospectus is required to be delivered under the Securities Act, the 1940 Act or the Rules and Regulations, any event occurs as a result of which, in the opinion of either the Fund or the Dealer Manager, the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in view of the circumstances under which they were made, not misleading; and (ii) prepare an amendment or supplement to the Prospectus that will correct such statement or omission, as file the same as required by law.

(f)	Comply with all requirements imposed upon it by the 1940 Act, the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by the rules and regulations of the SEC promulgated under such acts and by all securities laws and regulations of those states in which an exemption has been obtained or qualification of the Shares has been effected, to permit the continuance of offers and sales of the Shares in accordance with the provisions hereof and of the Registration Statement.

(g)	The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, filing and printing of the Prospectus and each amendment thereto, (ii) the preparation, printing and delivery to the Dealer Manager of this Agreement and such other documents as may be required in connection with the offer, sale, issuance and delivery of the Shares, (iii) the fees and disbursements of the Fund's counsel, accountants and other advisors, (iv) the fees and expenses related to the registration and qualification of the Shares under federal and state securities laws, including the fees and disbursements of counsel in connection with the preparation of any blue sky survey and any supplement thereto, (v) the printing and delivery to the Dealer Manager of copies of the Prospectus, including any amendments and supplements thereto, (vi) the fees and expenses of any registrar or transfer agent in connection with the Shares and (vii) the costs and expenses of the Fund relating to the preparation and printing of any Authorized Sales Materials and Fund-approved investor presentations undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with the production of slides and graphics, fees and expenses of any consultants engaged in connection with presentations with the prior approval of the Fund and travel and lodging expenses of the representatives of the Fund and any such consultants.

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6.       Representations and Warranties of the Dealer Manager. You, as the Dealer Manager, represent and warrant to the Fund that: (a) the Dealer Manager is a member in good standing of FINRA and a broker-dealer registered as such under the Exchange Act, and (b) the Dealer Manager and its employees and representatives have all required licenses and registrations to act under this Agreement.

7.       Covenants of the Dealer Manager. The Dealer Manager covenants and agrees with the Fund that:

(a)	In connection with the Dealer Manager's participation in the offer and sale of Shares (including, without limitation, any resales and transfers of Shares), the Dealer Manager will comply with all requirements and obligations imposed upon it by (i) the Securities Act, the Exchange Act, the 1940 Act and the rules and regulations of the SEC promulgated under such acts, including the obligation to deliver a copy of the Prospectus as amended or supplemented; (ii) all applicable state securities laws and regulations as from time to time in effect; (iii) the applicable rules of FINRA; (iv) any other state and federal laws and regulations applicable to the Offering, the sale of Shares or the activities of the Dealer Manager pursuant to this Agreement, including without limitation the privacy standards and requirements of state and federal laws, including the Gramm-Leach-Bliley Act of 1999, and the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the SEC and FINRA, the Bank Secrecy Act, as amended, the USA Patriot Act of 2001 and regulations administered by the Office of Foreign Asset Control at the Department of the Treasury; and (v) this Agreement and the Prospectus, as either may be amended and supplemented.

(b)	The Dealer Manager will not offer the Shares in any jurisdiction unless and until (a) the Dealer Manager has been advised by the Fund in writing that the Shares are either registered in accordance with, or exempt from, the securities laws of such jurisdiction and (b) the Dealer Manager and its personnel have all required licenses and registrations to offer Shares in that jurisdiction.

(c)	The Dealer Manager will make no representations concerning the Offering except as set forth in the Prospectus, as amended and supplemented, and in the Authorized Sales Materials.

(d)	Except for Authorized Sales Materials, the Fund has not authorized the use of any supplemental literature or sales material in connection with the Offering and the Dealer Manager agrees not to use any such material that has not been authorized by the Fund. The Dealer Manager further agrees (i) except as otherwise permitted under applicable law, not to deliver any Authorized Sales Materials to any Marketing Recipient unless it is accompanied or preceded by the Prospectus as amended and supplemented, (ii) not to show or give to any Marketing Recipient or reproduce any material or writing that is supplied to it by the Fund and marked "broker-dealer use only" or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public and (iii) not to show or give to any Marketing Recipient in a particular jurisdiction any material or writing that is supplied to it by the Fund if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction.

(e)	The Dealer Manager will provide the Fund with such information relating to the offer and sale of the Shares by it as the Fund may from time to time reasonably request or as may be requested to enable the Fund to prepare such reports of sale as may be required to be filed under applicable federal or state securities laws.

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(f)	The Dealer Manager will pay all expenses incident to the performance of its obligations under this Agreement, including the fees and expenses of its own counsel and accountants, even if the Offering is not successfully completed.

8.       Indemnification.

(a)	To the extent permitted by the Fund's organizational documents, and subject to the limitations below, the Fund will indemnify and hold harmless the Dealer Manager, its officers and directors and each person, if any, who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (the "Indemnified Persons") from and against any losses, claims, damages or liabilities ("Losses"), joint or several, to which such Indemnified Persons may become subject, under the Securities Act, the Exchange Act, the 1940 Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (a) in the Prospectus, or any amendment or supplement thereto, or (b) in any blue sky application or other document executed by the Fund or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Fund under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application") or (c) in any Authorized Sales Materials, or (ii) the omission or alleged omission to state in the Prospectus, or any amendment or supplement, or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Fund will reimburse each Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending such Loss.

Notwithstanding the foregoing provisions of this Section 8(a), the Fund will not be liable in any such case to the extent that any such Loss or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Fund by the Dealer Manager, and, further, the Fund will not be liable in any such case to the extent it is determined that the Dealer Manager was at fault in connection with the Loss, expense or action.

The foregoing indemnity agreement of this Section 8(a) is subject to the further condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in the Prospectus, or amendment or supplement thereto, that was eliminated or remedied in any subsequent amendment or supplement thereto, such indemnity agreement shall not inure to the benefit of an Indemnified Party from whom the person asserting any Losses purchased the Shares that are the subject thereof, if a copy of the Prospectus as so amended or supplemented was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Fund, but only if a copy of the Prospectus as so amended or supplemented had been supplied to the Dealer Manager prior to such acceptance.

(b)	The Dealer Manager will indemnify and hold harmless the Fund, its officers and Trustees (including any person named in the Registration Statement, with his or her consent, who is about to become a Trustee), each other person who has signed the Fund's registration statement and each person, if any, who controls the Fund within the meaning of Section 2 of the 1940 Act (the "Fund Indemnified Persons"), from and against any Losses to which any of the Fund Indemnified Persons may become subject, under the Securities Act, the Exchange Act, the 1940 Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based
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upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application or Authorized Sales Materials; or (ii) the omission or alleged omission to state in the Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that clauses (i) and (ii) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Fund by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Prospectus, or any amendment or supplement thereto, or in preparation of any Blue Sky Application or Authorized Sales Materials; or (iii) any use of sales literature not authorized or approved by the Fund or any use of "broker-dealer use only" materials with members of the public by the Dealer Manager in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction; or (iv) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares, but in each case only to the extent such statement or omission is not one for which the Fund would otherwise be liable under Section 8(a) hereof; or (v) any material violation of this Agreement; or (vi) any failure to comply with applicable laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA PATRIOT Act of 2001; or (vii) any other failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. The Dealer Manager will reimburse the aforesaid parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending such Loss, expense or action. This indemnity agreement will be in addition to any liability that the Dealer Manager may otherwise have.

(c)	Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify in writing the indemnifying party of the commencement thereof. The failure of an indemnified party to so notify the indemnifying party will relieve the indemnifying party from any liability under this Section 8 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 8(d)) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party. Any indemnified party shall not be bound to perform or refrain from performing any act pursuant to the terms of any settlement of any claim or action effected without the consent of such indemnified party.

(d)	The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be
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obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties are unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

9.	Representations and Agreements to Survive Delivery.

(a)	The respective agreements, representations and warranties of the Fund and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Fund or any person controlling the Fund and (ii) the acceptance of any payment for the Shares.

(b)	The respective agreements and obligations of the Fund and the Dealer Manager set forth in Sections 4, 5(g), 7(e), 8 through 10, 11, 12, 18, and 19 shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Dealer Manager or any person controlling the Dealer Manager or by or on behalf of the Fund or any person controlling the Fund, (ii) the acceptance of any payment for the Shares and (iii) the termination of this Agreement.

10.       Termination. Any party to this Agreement shall have the right to terminate this Agreement on 60 days' written notice or immediately upon notice to the other party in the event that such other party shall have failed to comply with any material provision hereof. If not sooner terminated, the Dealer Manager's agency and this Agreement shall terminate upon termination of the Offering Period without obligation on the part of the Dealer Manager or the Fund, except as set forth in this Agreement. Upon termination of this Agreement, (a) the Fund shall pay to the Dealer Manager all accrued amounts payable under Section 4 hereof at such time as such amounts become payable and (b) the Dealer Manager shall promptly deliver to the Fund all records and documents in its possession that relate to the Offering and that are not designated as "dealer" copies.

11.	Notices.

(a)	All notices or communications under this Agreement, except as otherwise specifically provided, shall be in writing.

(b)	Any notice or communication sent by the Fund to you shall be mailed, delivered, or sent by facsimile, e-mail or telegraph, and confirmed to you at 14675 Dallas Parkway, Suite 600, Dallas, TX 75254, Attn: Chief Executive Officer and Chief Legal Officer.

(c)	Any notice or communication sent by you to the Fund shall be mailed, delivered, or sent by facsimile, e-mail or telegraph, and confirmed at 80 Arkay Drive, Hauppauge, NY 11788.

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12.	Parties; Assignment. This Agreement shall inure to the benefit of, and be binding on, you, the Fund, and any respective successors and permitted assigns. This Agreement shall also inure to the benefit of the indemnified parties and their respective successors and permitted assigns to the extent set forth in Section 8 hereof. This Agreement is intended to be and is for the sole and exclusive benefit of the parties to this Agreement, including the Fund, and their respective successors and permitted assigns, and the indemnified parties and their successors and permitted assigns, and for the benefit of no other person. No other person shall have any legal or equitable right, remedy or claim under or in respect of this Agreement. No party shall assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the other party.

13.	Relationship. Nothing in this Agreement shall be construed or interpreted to constitute the Dealer Manager as an employee, agent or representative of, or in association with or in partnership with, the Fund; instead, this Agreement shall only constitute the Dealer Manager as a dealer authorized by the Fund to effect sales of the Shares according to the terms set forth in the Prospectus as amended and supplemented and in this Agreement.

14.	Effective Date. This Agreement is made effective between the parties as of the date accepted by you as indicated by your signature to this Agreement.

15.	Entire Agreement, Waiver.

(a)	This Agreement constitutes the entire agreement between the Fund and you, and shall not be amended or modified in any way except by subsequent agreement executed in writing by the Fund and you. Neither party to this Agreement shall be liable or bound to the other party by any agreement except as specifically set forth in this Agreement.

(b)	The Fund and you may waive, but only in writing, any term, condition, or requirement under this Agreement that is intended for its benefit. However, any written waiver of any term or condition of this Agreement shall not operate as a waiver of any other breach of that term or condition of this Agreement. Also, any failure to enforce any provision of this Agreement shall not operate as a waiver of that provision or any other provision of this Agreement.

16.	Privacy. The Fund and you each acknowledge that certain information made available to the other under this Agreement may be deemed nonpublic personal information under the Gramm-Leach-Bliley Act, other federal or state privacy laws (as amended), and the rules and regulations promulgated thereunder, which are referred to collectively, as the "Privacy Laws." The Fund and you agree as follows:

(a)	not to disclose or use the information except as required to carry out each party's respective duties under this Agreement or as otherwise permitted by law in the ordinary course of business;

(b)	to establish and maintain procedures reasonably designed to assure the security and privacy of all the information; and

(c)	to cooperate with the other and provide reasonable assistance in ensuring compliance with the Privacy Laws to the extent applicable to either or both the Fund and you.

17.	Anti-Money Laundering Provision. You represent and warrant to the Fund that you have in place and will maintain suitable and adequate "know your customer" policies and procedures and that you shall
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comply with all applicable laws and regulations regarding anti-money laundering activity and shall provide such documentation to the Fund on written request.

18.	Severability. In the event that any court of competent jurisdiction declares invalid any provision of this Agreement, such invalidity shall have no effect on the other provisions of this Agreement, which shall remain valid and binding and in full force and effect, and to that end the provisions of this Agreement shall be considered severable.

19.	Governance. This Agreement shall be governed by the laws of the State of Delaware, without regard to the conflicts of law principles thereof; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 19.

20.	Acceptance. Please confirm your agreement to the terms and conditions set forth above by signing and returning the enclosed duplicate copy of this Agreement to us at the address set forth above. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement.

Very truly yours,

VERTICAL CAPITAL INCOME FUND

a Delaware statutory trust

January 17, 2018	By: /s/ Michael D. Cohen
Date	Michael D. Cohen, President

DEALER MANAGER

PROVASI CAPITAL PARTNERS LP,

a Delaware corporation

January 17, 2018	By: /s/Robert F. Muller, Jr.
Date	Robert F. Muller, Jr., Chief Executive Officer